[EPSTEIN BECKER & GREEN, P.C. LETTERHEAD]
                                 April 13, 1998

Discas, Inc.
567-1 South Leonard Street
Waterbury, CT  06708
Attn: Patrick A. DePaolo, Sr.

                  Re:    Registration Statement - Form S-8
                         Discas, Inc.
                         ----------------------------------

Dear Ladies and Gentlemen:

     We refer to the registration by the Company of up to 100,000 shares (the "Shares") of Common Stock (the "Common Stock") of Discas, Inc., a Delaware corporation (the "Company"), pursuant to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on or about April 13, 1998 (the "Registration Statement") as subsequently amended from time to time.

     We have examined copies of said Registration Statement on Form S-8 under the Securities Act of 1933, as amended. We have conferred with officers of the Company and have examined the originals, or photostatic, certified or conformed copies, of such records of the Company, certificates of officers of the Company, certificates of public officials, and such other documents as we have deemed relevant and necessary, as a basis for the opinions set forth herein. In connection with such examinations, we have assumed the authenticity of all documents submitted to us as originals or duplicate originals, the conformity to original documents of all document copies, the authenticity of the respective originals of such latter documents, and the correctness and completeness of such certificates. Finally, we have obtained from officers of the Company such assurances as we have considered necessary for the purposes of this opinion.


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Discas, Inc.
April 13, 1998
Page 2

     On the basis of the foregoing, and such other matters of fact and questions of law as we have deemed relevant in the circumstances, and in reliance thereon, it is our opinion that the Shares issuable upon the exercise of options authorized under the Company's Mission Bay Consulting, Inc. Stock Option Plan, have been duly reserved for issuance, and upon exercise in accordance with the terms of the Mission Bay Consulting, Inc. option grant, the Shares issued will be duly authorized, validly issued, fully paid and non-assessable.

     The undersigned hereby consent to the use of their name in the Registration Statement and in the Prospectus forming a part of the Registration Statement, and to references to this opinion contained herein under the caption of the Prospectus entitled "Legal Matters".

     This opinion is limited to the matters herein, and may not be relied upon by any other person or for any other purpose other than in connection with the corporate authority for and the validity of the issuance of the Shares.

                                                   Very truly yours,

                                                   EPSTEIN BECKER & GREEN, P.C.


                                                   By: /s/ JOSEPH A. SMITH
                                                       -------------------------
                                                           Joseph A. Smith